UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

MEDICAL TRANSCRIPTION BILLING, CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-192989	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873
(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 3, 2016, MTBC Acquisition, Corp. (“MAC”), a newly formed, wholly owned subsidiary of Medical Transcription Billing, Corp. (“MTBC”), acquired substantially all the medical billing business and assets of MediGain, LLC, a Texas limited liability company (“MediGain”), and its affiliate Millennium Practice Management Associates, LLC, a New Jersey limited liability company (“Millennium”). The assets were acquired through a strict foreclosure process whereby MAC acquired senior secured notes secured by the assets of MediGain and Millennium, and immediately thereafter foreclosed on the assets in satisfaction of the senior secured notes. The total purchase price for the acquisition was $7,000,000 and will be funded by MTBC.

The senior secured notes were purchased from Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company pursuant to an assignment agreement dated October 3, 2016. MTBC paid $2,000,000 of the purchase price at closing and is obligated to pay the remaining $5,000,000 within 90 days thereafter.

In conjunction with the purchase of the senior secured notes, MAC entered into a strict foreclosure agreement with MediGain and Millennium whereby the parties agreed that substantially all the assets securing the senior secured notes would be transferred to MAC in satisfaction of the outstanding obligations under the senior secured notes. As part of the agreement, MAC acquired the assets free and clear of liabilities, except for certain liabilities expressly assumed by MAC, including up to $650,000 of payables, up to $500,000 of payroll and benefits obligations, and pre-closing obligations accrued on the contracts assumed by MAC. Cash and certain causes of action relating to pre-closing matters were excluded from the acquired assets and retained by MediGain and Millennium.

Pursuant to a transition services agreement, MediGain and Millennium agreed to provide MAC usage of their office space and equipment at any of their six locations for up to 90 days after closing. MAC may choose what if any of these locations it wishes to utilize, provided that it reimburse MediGain and Millennium for such usage at-cost.

The foregoing description of the assignment agreement, strict foreclosure agreement and transition services agreement does not purport to be complete and is qualified entirely by reference to the complete text of such documents, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1 Assignment Agreement dated October 3, 2016, by and among MTBC, MAC, The Prudential Insurance Company of America and Prudential Retirement Insurance Annuity Company.

10.2 Strict Foreclosure Agreement, dated October 3, 2016, by and among MAC, MediGain and Millennium.

10.3 Transition Services Agreement, dated October 3, 2016, by and among MAC, MediGain and Millennium.

99.1 Press Release, dated October 5, 2016, announcing MTBC’s acquisition of the MediGain and Millennium assets.

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medical Transcription Billing, Corp.

Date: October 5, 2016	By:	/s/ Mahmud Haq
Mahmud Haq
Chairman of the Board and Chief Executive Officer

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